UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2024 (February 1, 2024)

KLDiscovery Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38789	61-1898603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9023 Columbine Road
Eden Prairie, Minnesota		55347
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 703 288-3380

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On February 1, 2024, KLDiscovery Inc.’s subsidiary KLDiscovery Ontrack, LLC (the “Company”) entered into a Software License Agreement, by and between, Relativity ODA LLC (“Relativity”) and the Company (the “License Agreement”), and is effective as of January 1, 2024. The License Agreement supersedes and replaces that certain Software License Agreement, by and between Relativity and the Company, originally entered into January 1, 2021.

Pursuant to the License Agreement, the Company licenses Relativity, software widely used in the ediscovery industry for review of documents. The term of the License Agreement is forty-two months commencing on January 1, 2024 and expiring on June 30, 2027.

Unless otherwise modified or terminated in accordance with the terms of the License Agreement, the Company’s total obligations for the term of the License Agreement are approximately $33.2 million.

The foregoing descriptions of the License Agreement is not complete and is qualified in its entirety by reference to such agreement, which will be filed with the Company’s next periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLDiscovery Inc.

Date:	February 6, 2024	By:	/s/ Christopher J. Weiler
		Name: Title:	Christopher J. Weiler Chief Executive Officer